For Immediate Release

Investor contact:

Stacey Yonkus

212-609-4236

syonkus@liveperson.com

LivePerson Announces First Quarter 2013 Financial Results

– Reports First Quarter Revenue of $42.5 Million –

– First Quarter Bookings Reach $7.5 Million, a 22% Increase over Prior Year Period –

NEW YORK, May 8, 2013 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of intelligent engagement solutions that increase conversions and improve the customer experience online, today announced financial results for the first quarter ended March 31, 2013.

Revenue

Revenue from business operations (B2B) for the first quarter was $38.9 million, an 18% increase as compared to the first quarter of 2012. Total revenue, which includes our consumer operations, was $42.5 million for the first quarter, a 16% increase from the first quarter of 2012.

Revenue from consumer operations for the first quarter was $3.6 million.

Bookings for the first quarter of 2013 were $7.5 million, a 22% increase from the first quarter of 2012. Bookings are measured as incremental new contractual commitments from new or existing midmarket or enterprise customers, excluding nonrecurring and usage-based fees.

“We spent a lot time over the past few years understanding the business challenges our customers face, and aligning our product capabilities to provide a more holistic approach to customer engagement,” said CEO Robert LoCascio. “During the first quarter we made great progress on our platform strategy with the roll out of LiveEngage to approximately 4,000 small business customers.”

Customer Expansion

LivePerson added 43 new enterprise and midmarket customers during the quarter, and signed a total of 123 deals which consisted of both new and existing customers.

Net (Loss) Income

Net loss for the first quarter of 2013 was $(0.2) million or $0.00 per share, as compared to net income of $3.1 million or $0.06 per share in the first quarter of 2012.

Adjusted Net Income and Adjusted EBITDA

LivePerson considers adjusted net income and adjusted earnings before other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any (adjusted EBITDA) to be important financial indicators of the Company’s operational strength and the performance of its business. These results should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), but should not be considered as a substitute for, or superior to, GAAP results.

The difference between adjusted EBITDA per share, a non-GAAP measure, and GAAP EPS, is other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any.  The difference between adjusted net income per share and GAAP EPS is amortization of intangible assets and stock-based compensation.

A reconciliation of the differences between adjusted EBITDA and adjusted net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Operations included below.

Adjusted net income for the first quarter of 2013 was $3.2 million or $0.06 per share, as compared to $5.4 million or $0.09 per share in the first quarter of 2012.

Adjusted EBITDA for the first quarter of 2013 was $4.9 million or $0.09 per share, which includes an expense of approximately $0.9 million due to currency exchange rate fluctuations between the U.S. Dollar and U.K. Pound.  Excluding the impact of the currency fluctuations, adjusted EBITDA for the first quarter of 2013 was $5.9 million or $0.10 per share. Adjusted EBITDA in the same period of 2012 was $8.7 million or $0.16 per share.

Cash

The Company’s cash balance was $94.8 million at March 31, 2013 as compared to $103.3 million as of December 31, 2012. The Company used approximately $0.7 million of cash from operations in the first quarter, and incurred planned capital expenditures primarily related to the purchase of servers and computer networking equipment and expansion of its corporate offices, resulting in a cash outlay of approximately $1.7 million. As part of its previously announced stock repurchase program the Company spent approximately $7.4 million during the first quarter of 2013 to repurchase shares of its common stock.

Financial Expectations

Following is the Company’s current expectation for financial and operating performance:

Second Quarter 2013

•	Revenue of $42.5 - $43.5 million
•	Adjusted EBITDA of $0.05 - $0.07 per share
•	Adjusted net income per share of $0.03 - $0.05
•	GAAP EPS of $(0.02) - $(0.04)
•	Fully diluted share count of approximately 58 million

Full Year 2013

•	Revenue of $174 - $179 million
•	Adjusted EBITDA of $0.32 - $0.35 per share
•	Adjusted net income per share of $0.18 - $0.21
•	GAAP EPS of $(0.02) - $(0.05)
•	Fully diluted share count of approximately 60 million

Other Full Year 2013 Assumptions

•	Amortization of intangibles of approximately $4 million
•	Stock-compensation expense of approximately $13 million
•	Depreciation of approximately $10 million
•	Effective tax rate of approximately 40%
•	Cash tax rate of approximately 40%
•	Capital expenditures of approximately $12 million

Stock-Based Compensation

Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

3 months ended
March 31, 2013
Cost of revenue	$420
Product development	870
Sales and marketing	746
General and administrative	1,015
Total	$3,051

Amortization of Intangible Assets

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

3 months ended
March 31, 2013
Cost of revenue	$194
General and administrative	224
Total	$418

Earnings Teleconference and Video Discussion Information

The Company will discuss its first quarter 2013 financial results during a teleconference today, May 8, 2013. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00pm eastern start time; domestic callers (U.S. and Canada) should dial 877-507-3684, while International callers should dial 706-634-9559, both should reference the conference ID “57583005”. The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/about/ir.

If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID “57583005”. A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/about/ir.

The Company will also post a video discussion of its first quarter results on YouTube. To view, click on the following link: http://www.youtube.com/user/myliveperson.

About LivePerson

LivePerson, Inc. (NASDAQ: LPSN) offers a cloud-based platform that enables businesses to proactively connect in real-time with their customers via chat, voice, and content delivery at the right time, through the right channel, including websites, social media, and mobile devices. This “intelligent engagement” is driven by real-time behavioral analytics, producing connections based on a true understanding of business objectives and customer needs.

More than 8,500 companies rely on LivePerson’s platform to increase conversions and improve customer experience, including Hewlett-Packard, IBM, Microsoft, Verizon, Sky, Walt Disney, PNC, QVC and Orbitz.

LivePerson received the CODiE award for Best Content Management Solution in 2012, and has been named a Market Share Leader by Frost and Sullivan in 2012. LivePerson is headquartered in New York City with offices in San Francisco, Atlanta, Santa Monica, Tel Aviv, London, Melbourne, and Amsterdam.

For more information, please visit www.liveperson.com. To view other press releases about LivePerson, please visit pr.liveperson.com.

Non-GAAP Financial Disclosure

Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission, or SEC: adjusted EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation, other non-cash charges, if any; and adjusted net income, or net income excluding amortization of intangible assets and stock-based compensation. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision

Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; the adverse effect that the global economic downturn may have on our business and results of operations; competition in the markets for online sales, marketing and customer service solutions, and online consumer services; our ability to retain existing clients and attract new clients; risks related to new regulatory or other legal requirements that could materially impact our business; impairments to goodwill that result in significant charges to earnings; volatility of the value of certain currencies in relation to the US dollar, particularly the currency of regions where we have operations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally; responding to rapid technological change and changing client preferences; our ability to retain key personnel and attract new personnel; our ability to expand our operations internationally; risks related to the ability to successfully integrate past or potential future acquisitions; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; privacy concerns relating to the Internet that could result in new legislation or negative public perception; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; delays in our implementation cycles; risks associated with our current or future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; risks related to our operations in Israel, and the civil and political unrest in that region; and risks related to our common stock being traded on more than one securities exchange, which may result in additional variations in the trading price of our common stock. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.

Condensed Consolidated Statements of Operations

(In Thousands, Except Share and Per Share Data)

Unaudited

	Three Months Ended
	March 31,
	2013	2012

Revenue	$42,496	$36,759

Operating expenses:
Cost of revenue	10,134	7,923
Product development	8,021	6,657
Sales and marketing	14,478	11,089
General and administrative	10,238	6,125
Amortization of intangibles	224	77
Total operating expenses	43,095	31,871

(Loss) income from operations	(599)	4,888

Other income, net	34	347

(Loss) income before (benefit from) provision for income taxes	(565)	5,235

(Benefit from) provision for income taxes	(333)	2,112

Net (loss) income	$(232)	$3,123

Basic net (loss) income per common share	$(0.00)	$0.06

Diluted net (loss) income per common share	$(0.00)	$0.06

Weighted average shares outstanding used in basic net (loss) income per common share calculation	55,864,045	54,419,498

Weighted average shares outstanding used in diluted net (loss) income per common share calculation	55,864,045	56,389,729

LivePerson, Inc.

Reconciliation of Non-GAAP Financial Information to GAAP

(In Thousands, Except Share and Per Share Data)

Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended
	March 31,
	2013	2012
Net (loss) income in accordance with generally accepted accounting principles	$(232)	$3,123
Add/(less):
(a) Amortization of intangibles	418	77
(b) Stock-based compensation	3,051	2,155
(c) Depreciation	2,050	1,628
(d) (Benefit from) provision for income taxes	(333)	2,112
(e) Other (income), net	(34)	(347)
Adjusted EBITDA (1)	$4,920	$8,748
Diluted adjusted EBITDA per common share	$0.09	$0.16

Weighted average shares used in diluted adjusted EBITDA per common share	57,872,732	56,389,729

Net (loss) income in accordance with generally accepted accounting principles	$(232)	$3,123
Add:
(a) Amortization of intangibles	418	77
(b) Stock-based compensation	3,051	2,155
Adjusted net income	$3,237	$5,355
Diluted adjusted net income per common share	$0.06	$0.09

Weighted average shares used in diluted adjusted net income per common share	57,872,732	56,389,729

Adjusted EBITDA	$4,920	$8,748
Add/(less):
(a) Changes in operating assets and liabilities	(6,295)	5,258
(b) Benefit from (provision for) income taxes	333	(2,112)
(c) Deferred income taxes	358	(632)
(d) Provision for doubtful accounts	-	20
(e) Other income, net	34	347
Net cash (used in) provided by operating activities	$(650)	$11,629

(1)	Earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges.

LivePerson, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

Unaudited

	March 31, 2013	December 31, 2012

ASSETS

Current assets:
Cash and cash equivalents	$94,833	$103,339
Accounts receivable, net	24,601	23,830
Prepaid expenses and other current assets	8,918	6,369
Deferred tax assets, net	2,527	2,616
Total current assets	130,879	136,154

Property and equipment, net	18,159	17,495
Intangibles, net	15,313	15,681
Goodwill	32,724	32,645
Deferred tax assets, net	4,005	4,183
Deferred implementation costs	224	240
Security deposits	669	669
Other assets	1,498	1,509
Total assets	$203,471	$208,576

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$10,737	$11,125
Accrued expenses	16,214	17,911
Deferred revenue	6,746	6,525
Total current liabilities	33,697	35,561

Deferred revenue, net of current	1,262	1,263
Other liabilities	1,498	1,509
Total liabilities	36,457	38,333

Commitments and contingencies

Total stockholders’ equity	167,014	170,243
Total liabilities and stockholders’ equity	$203,471	$208,576